Exhibit 99

FOR IMMEDIATE RELEASE
July 16, 2015

Cintas Corporation Announces
Fiscal 2015 Fourth Quarter and Full Year Results

CINCINNATI, July 16, 2015 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fourth quarter and full fiscal year ended May 31, 2015.

Revenue for the fourth quarter was $1.14 billion. Organic growth, which adjusts for the impacts of acquisitions, foreign currency exchange rate fluctuations and the contribution of the Document Shredding business to Shred-it International Inc. (“Shred-it”), was 6.0%. Revenue growth for the fourth quarter was 0.7% over the prior year period. This year’s fourth quarter and full year revenue does not include any Document Shredding revenue as a result of the transaction with Shred-it (the “Shred-it Transaction”) that closed on April 30, 2014, whereas last year’s fourth quarter and full year does include Document Shredding revenue. The impact of the Shred-it Transaction on revenue is further explained in the Revenue Results section below.

Operating income for the fourth quarter was $177.7 million. Net income was $105.2 million, and earnings per diluted share (EPS) were $0.90. Fourth quarter EPS, excluding discontinued operations, income or loss on Shred-it investment, and certain other impacts, was $0.86, representing an increase of 11.7% over the prior year period. Operating income, net income and EPS are discussed in more detail in the Income and EPS Results section below.

Revenue for the full fiscal year was $4.48 billion, and organic growth was 7.1%. Revenue growth for the full fiscal year was 0.2%. Operating income was $696.4 million, and net income was $430.6 million. Earnings per diluted share for the full fiscal year were $3.63. Earnings per diluted share, excluding discontinued operations, income or loss on Shred-it investment, and certain other impacts, were $3.35, representing an increase of 21.8% over the prior year period.

“Our solid fiscal 2015 results are the product of good execution by our employees, whom we call partners,” said Scott D. Farmer, Cintas’ Chief Executive Officer. “We sold profitable business, provided excellent customer service, and increased the focus on managing our cost structure as a result of the Shred-it Transaction. In addition, we purchased 6.9 million shares of our common stock during the year, including 2.9 million in the fourth quarter, demonstrating our continuing commitment to providing shareholder value.”

REVENUE RESULTS

The tables below present fourth quarter and full year revenue for Cintas, reflecting the second quarter sale of the Document Storage and Imaging business and presented to exclude fiscal 2014 Document Shredding revenue. Subsequent to the closing of the Shred-it Transaction on April 30, 2014, Cintas no longer includes Document Shredding revenue in its reported revenue. As a result, we believe that revenue excluding Document Shredding revenue is more representative of the ongoing revenue of Cintas.

4th Quarter Revenue Results (dollar amounts in millions)	Q4, FY15 (see Note 1)	Q4, FY14 (see Note 1)	Growth %	Organic Growth % (see Note 2)

Rental Uniforms & Ancillary Products	$873.1	$825.0	5.8%	6.5%
Uniform Direct Sales	118.8	118.5	0.3%	1.1%
First Aid, Safety & Fire Protection	150.7	137.2	9.8%	7.3%
Revenue, excluding Document Shredding	$1,142.6	$1,080.7	5.7%	6.0%
Document Shredding - (see Note 3)	—	53.7	—	—
Total Cintas Revenue	$1,142.6	$1,134.4	0.7%	6.0%

Full Year Revenue Results (dollar amounts in millions)	FY 2015 (see Note 1)	FY 2014 (see Note 1)	Growth %	Organic Growth % (see Note 2)
Rental Uniforms & Ancillary Products	$3,455.0	$3,224.0	7.2%	7.7%
Uniform Direct Sales	453.6	455.5	(0.4)%	0.2%
First Aid, Safety & Fire Protection	568.3	514.4	10.5%	9.2%
Revenue, excluding Document Shredding	$4,476.9	$4,193.9	6.7%	7.1%
Document Shredding - (see Note 3)	—	275.7	—	—
Total Cintas Revenue	$4,476.9	$4,469.6	0.2%	7.1%

Note 1 - Fiscal 2015 and 2014 revenues reflect the classification of the Document Storage and Imaging business as discontinued operations, and as a result, no revenue amounts are included in either period.

Note 2 - Organic growth reflects the revenue growth when adjusting for the impact of acquisitions, foreign currency exchange rate fluctuations, and the Shred-it Transaction.

Note 3 - As a result of the Shred-it Transaction, Cintas no longer includes Document Shredding revenue in its reported revenue. However, the fiscal 2014 Document Shredding revenue must continue to be included in the reported fiscal 2014 revenue in accordance with generally accepted accounting principles (“GAAP”).

INCOME AND EPS RESULTS

The tables below present summary results for the fourth quarter and full fiscal years of 2015 and 2014, as reported and as adjusted. The adjustments between results as reported and as adjusted are explained below. We present revenue, gross margin, operating income, net income from continuing operations and EPS from continuing operations, as adjusted, because we believe they are more representative of the ongoing performance of Cintas.

Q4, Fiscal 2015	As Reported (see Note 1)	Shred-it Impact (see Note 2)	Document Shredding Impact (see Note 3)	As Adjusted	Percent of Revenue
(dollar amounts in millions, except EPS)

Revenue	$1,142.6	$—	$—	$1,142.6	100.0%
Gross margin	486.7	—	—	486.7	42.6%
Operating income	177.7	—	—	177.7	15.6%
Net income, continuing operations	101.2	1.5	(1.0)	100.7	8.8%

EPS, continuing operations	$0.86	$0.01	$(0.01)	$0.86

Q4, Fiscal 2014	As Reported (see Note 1)	Shred-it Impact (see Note 2)	Document Shredding Impact (see Note 4)	As Adjusted	Percent of Revenue
(dollar amounts in millions, except EPS)

Revenue	$1,134.4	$—	$53.7	$1,080.7	100.0%
Gross margin	480.8	—	24.6	456.2	42.2%
Operating income	122.8	—	(43.6)	166.4	15.4%
Net income, continuing operations	128.1	1.2	32.2	94.7	8.8%

EPS, continuing operations	$1.04	$0.01	$0.26	$0.77

Note 1 - “As Reported” figures for fiscal 2015 and 2014 reflect the change in classification of Document Storage and Imaging to discontinued operations within the Consolidated Condensed Statements of Income.

Note 2 - As a result of the Shred-it Transaction, Cintas does not include Document Shredding results in its reported revenue, gross margin and operating income. After April 30, 2014, Cintas recognized its share of the Shred-it partnership income, net of tax, in net income from continuing operations and EPS from continuing operations.

Note 3 - Cintas recorded a loss related to the Shred-it transaction completed in fiscal 2014 due to the settlement of an outstanding Document Shredding legal claim. The expense, net of tax, was $1.0 million, or $0.01.

Note 4 - In accordance with GAAP, the fiscal 2014 Document Shredding results must continue to be included in the reported fiscal 2014 results because of Cintas’ continuing ownership in Shred-it. In addition, the fourth quarter of fiscal 2014 also included the following related to the Shred-it Transaction: an asset impairment charge of $16.1 million, transaction costs of $26.3 million, and gain on deconsolidation of Document Shredding of $106.4 million.

Full Year Fiscal 2015	As Reported (see Note 1)	Shred-it Impact (see Note 2)	Other (see Note 3)	As Adjusted	Percent of Revenue
(dollar amounts in millions, except EPS)

Revenue	$4,476.9	$—	$—	$4,476.9	100.0%
Gross margin	1,921.3	—	—	1,921.3	42.9%
Operating income	696.4	—	—	696.4	15.6%
Net income, continuing operations	408.1	(5.5)	16.7	396.9	8.9%

EPS, continuing operations	$3.44	$(0.05)	$0.14	$3.35

Full Year Fiscal 2014	As Reported (see Note 1)	Shred-it Impact (see Note 2)	Document Shredding Impact (see Note 4)	As Adjusted	Percent of Revenue
(dollar amounts in millions, except EPS)

Revenue	$4,469.6	$—	$275.7	$4,193.9	100.0%
Gross margin	1,873.7	—	123.9	1,749.8	41.7%
Operating income	564.2	—	(38.5)	602.7	14.4%
Net income, continuing operations	374.3	1.2	35.3	337.8	8.1%

EPS, continuing operations	$3.05	$0.01	$0.29	$2.75

Note 1 - The “As Reported” figures for both fiscal 2015 and 2014 reflect the change in classification of the Document Storage and Imaging business to discontinued operations within the Consolidated Condensed Statements of Income.

Note 2 - As a result of the Shred-it Transaction, Cintas no longer includes Document Shredding results in its reported revenue, gross margin and operating income. After April 30, 2014, Cintas recognized its share of the Shred-it partnership income, net of tax, in net income from continuing operations and EPS from continuing operations.

Note 3 - During the fiscal 2015 first quarter, Cintas recognized a gain on the sale of stock in an equity method investment in the net amount of $13.6 million, equal to EPS of $0.11. Also in the 2015 first quarter, Cintas recorded an additional gain related to the Shred-it transaction completed in fiscal 2014 due to receiving certain additional proceeds. The gain resulted in net income of $4.1 million and EPS of $0.04. Finally, in the fourth quarter of fiscal 2015, Cintas recorded a loss related to the Shred-it transaction completed in fiscal 2014 due to the settlement of an outstanding Document Shredding-related legal claim. The expense, net of tax, was $1.0 million, or $0.01.

Note 4 - In accordance with GAAP, the fiscal 2014 Document Shredding revenue, gross margin, operating income, net income from continuing operations and EPS from continuing operations results must continue to be included in the reported fiscal 2014 results because of Cintas’ continuing ownership in Shred-it. In addition, fiscal 2014 also included the following related to the Shred-it Transaction: an asset impairment charge of $16.1 million, transaction costs of $28.5 million, and gain on deconsolidation of Document Shredding of $106.4 million.

Fiscal 2015 fourth quarter gross margin was $486.7 million, or 42.6% of revenue, compared to the fiscal 2014 fourth quarter gross margin, as adjusted, of $456.2 million, or 42.2%. The gross margin increased 6.7% compared to last year’s adjusted fourth quarter margin. Operating margin was $177.7 million, or 15.6% of revenue, compared to the fiscal 2014 fourth quarter operating margin, as adjusted, of $166.4 million, or 15.4%. The operating margin increased 6.8% compared to last year’s adjusted operating margin. Net income from continuing operations and EPS from continuing operations, as adjusted, increased over the fiscal 2014 fourth quarter by 6.3% and 11.7%, respectively.

For the full fiscal year of 2015, gross margin improved to $1,921.3 million, or 42.9% of revenue, from adjusted gross margin of $1,749.8 million, or 41.7% of revenue, in fiscal 2014, an increase of 9.8%. Operating margin improved to $696.4 million, or 15.6% of revenue, from adjusted operating margin of $602.7 million, or 14.4% of revenue, in fiscal 2014, an increase of 15.5%. Net income from continuing operations and EPS from continuing operations, as adjusted, increased over fiscal 2014 by 17.5% and 21.8%, respectively.

During the fourth quarter and into the first quarter of fiscal 2016, Cintas purchased 4.4 million shares of common stock at a cost of $370.0 million. This share buyback had a positive impact of $0.01 on fourth quarter EPS since it occurred so late in the fourth quarter and into the first quarter of fiscal 2016. As of July 16, 2015, the Company has $130.0 million available under the current Board of Directors stock repurchase authorization. The total share purchases included acquiring 2.9 million shares at an aggregate cost of approximately $237.1 million during the fourth quarter, and the remaining 1.5 million shares were purchased between the start of fiscal 2016 and July 16, 2015 at an aggregate cost of approximately $132.9 million.

FISCAL YEAR 2016 GUIDANCE

Mr. Farmer concluded, “We expect fiscal 2016 revenue to be in the range of $4.70 billion to $4.78 billion, and fiscal 2016 EPS to be in the range of $3.74 to $3.83. This guidance does not include any EPS impact from the recently announced agreement to sell our investment in Shred-it, which has not yet closed. This guidance includes the impact of having two more workdays in fiscal 2016 compared to fiscal 2015 and does not include any deterioration in the U.S. economy or additional share buybacks.”

The table below provides a comparison of fiscal 2015 revenue to our fiscal 2016 revenue guidance.

Revenue Guidance (dollar amounts in millions)	Fiscal 2015	Fiscal 2016 Low End of Range	Growth vs. Fiscal 2015	Fiscal 2016 High End of Range	Growth vs. Fiscal 2015

Revenue	$4,476.9	$4,700.0	5.0%	$4,780.0	6.8%

The table below provides a comparison of fiscal 2015 EPS to our fiscal 2016 EPS guidance.

EPS Guidance	Fiscal 2015	Fiscal 2016 Low End of Range	Growth vs. Fiscal 2015	Fiscal 2016 High End of Range	Growth vs. Fiscal 2015

EPS, excluding below items	$3.35	$3.74	11.6%	$3.83	14.3%
Impact of Shred-it partnership	(0.05)
Impact of sale of stock in equity investment	0.11
Impact of Shred-it Transaction	0.03
Impact of discontinued operations	0.19
Total Reported Cintas EPS	$3.63

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, first aid, safety and fire protection products and services. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the successful completion of the sale of Cintas’ investment in the Shred-it Partnership within the expected timeframe or at all; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; disruptions caused by the inaccessibility of computer systems data; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; the reactions of competitors in terms of price and service; the ultimate impact of the Affordable Care Act; and the finalization of our financial statements for the year ended May 31, 2015. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2014 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Vice President-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2015	May 31, 2014	% Change
Revenue:
Rental uniforms and ancillary products	$873,136	$825,046	5.8%
Other services	269,447	309,369	(12.9)%
Total revenue	1,142,583	1,134,415	0.7%

Costs and expenses:
Cost of rental uniforms and ancillary products	488,805	465,498	5.0%
Cost of other services	167,118	188,071	(11.1)%
Selling and administrative expenses	308,941	315,612	(2.1)%
Shredding transaction asset impairment charge	—	16,143	(100.0)%
Shredding transaction costs	—	26,323	(100.0)%

Operating income	177,719	122,768	44.8%

(Loss) gain on deconsolidation of Shredding business	(1,667)	106,441	(101.6)%

Interest income	(171)	(33)	418.2%
Interest expense	16,395	16,396	0.0%

Income before income taxes	159,828	212,846	(24.9)%
Income taxes	60,112	85,975	(30.1)%
Gain on investment in Shred-it, net of tax of $898 and $766, respectively	1,488	1,234	20.6%
Income from continuing operations	101,204	128,105	(21.0)%
Income (loss) from discontinued operations, net of tax of $116 and tax benefit of $82, respectively	4,011	(881)	555.3%
Net income	$105,215	$127,224	(17.3)%

Basic earnings (loss) per share:
Continuing operations	$0.88	$1.05	(16.2)%
Discontinued operations	0.03	(0.01)	400.0%
Basic earnings per share	$0.91	$1.04	(12.5)%

Diluted earnings (loss) per share:
Continuing operations	$0.86	$1.04	(17.3)%
Discontinued operations	0.04	(0.01)	500.0%
Diluted earnings per share	$0.90	$1.03	(12.6)%

Weighted average number of shares outstanding	113,666	119,541
Diluted average number of shares outstanding	115,383	120,886

 Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2015	May 31, 2014	% Change
Revenue:
Rental uniforms and ancillary products	$3,454,956	$3,223,930	7.2%
Other services	1,021,930	1,245,635	(18.0)%
Total revenue	4,476,886	4,469,565	0.2%

Costs and expenses:
Cost of rental uniforms and ancillary products	1,913,466	1,829,427	4.6%
Cost of other services	642,083	766,484	(16.2)%
Selling and administrative expenses	1,224,930	1,264,836	(3.2)%
Shredding transaction asset impairment charge	—	16,143	(100.0)%
Shredding transaction costs	—	28,481	(100.0)%

Operating income	696,407	564,194	23.4%

Gain on deconsolidation of Shredding business	4,952	106,441	(95.3)%

Gain on sale of stock of an equity method investment	21,739	—	100.0%

Interest income	(339)	(229)	48.0%
Interest expense	65,161	65,822	(1.0)%

Income before income taxes	658,276	605,042	8.8%
Income taxes	244,660	231,991	5.5%
(Loss) gain on investment in Shred-it, net of tax benefit of $3,264 and tax of $766, respectively	(5,539)	1,234	(548.9)%
Income from continuing operations	408,077	374,285	9.0%
Income from discontinued operations, net of tax of $12,320 and $658, respectively	22,541	157	14,257.3%
Net income	$430,618	$374,442	15.0%

Basic earnings per share:
Continuing operations	$3.49	$3.08	13.3%
Discontinued operations	0.19	0.00	100.0%
Basic earnings per share	$3.68	$3.08	19.5%

Diluted earnings per share:
Continuing operations	$3.44	$3.05	12.8%
Discontinued operations	0.19	0.00	100.0%
Diluted earnings per share	$3.63	$3.05	19.0%

Weighted average number of shares outstanding	115,900	120,377
Diluted average number of shares outstanding	117,543	121,640

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	May 31, 2015	May 31, 2014
Rental uniforms and ancillary products gross margin	44.0%	43.6%
Other services gross margin(1)	38.0%	39.2%
Total gross margin(1)	42.6%	42.4%
Net margin, continuing operations(1)	8.9%	11.3%

	Twelve Months Ended
	May 31, 2015	May 31, 2014
Rental uniforms and ancillary products gross margin	44.6%	43.3%
Other services gross margin(1)	37.2%	38.5%
Total gross margin(1)	42.9%	41.9%
Net margin, continuing operations(1)	9.1%	8.4%
(1) Amounts presented for the three and twelve months ended May 31, 2014 have been adjusted to reflect the results of continuing operations.

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	May 31, 2015	May 31, 2014
Income from continuing operations	$101,204	$128,105
Less: income from continuing operations allocated to participating securities	1,432	2,233
Income from continuing operations available to common shareholders	$99,772	$125,872

Basic weighted average common shares outstanding	113,666	119,541
Effect of dilutive securities - employee stock options and awards	1,717	1,345
Diluted weighted average common shares outstanding	115,383	120,886

Diluted earnings per share from continuing operations	$0.86	$1.04

	Twelve Months Ended
	May 31, 2015	May 31, 2014
Income from continuing operations	$408,077	$374,285
Less: income from continuing operations allocated to participating securities	3,876	3,450
Income from continuing operations available to common shareholders	$404,201	$370,835

Basic weighted average common shares outstanding	115,900	120,377
Effect of dilutive securities - employee stock options and awards	1,643	1,263
Diluted weighted average common shares outstanding	117,543	121,640

Diluted earnings per share from continuing operations	$3.44	$3.05

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of revenue and related growth, gross margin, operating income, net income, earnings per diluted share, and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Free Cash Flow

	Twelve Months Ended
	May 31, 2015	May 31, 2014
Net cash provided by operations	$580,276	$605,969
Capital expenditures	(217,720)	(145,580)
Free cash flow	$362,556	$460,389
Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Results from Continuing Operations as Reported and as Adjusted

	As Reported (see Note 1)	Shred-it Impact (see Note 2)	Other (see Note 3)	As Adjusted	Percent of Revenue
For the twelve months ended May 31, 2015

Revenue	$4,476,886	$—	$—	$4,476,886	100.0%
Gross margin	$1,921,337	$—	$—	$1,921,337	42.9%
Operating income	$696,407	$—	$—	$696,407	15.6%
Net income, continuing operations	$408,077	$(5,539)	$16,704	$396,912	8.9%
Diluted earnings per share, continuing operations	$3.44	$(0.05)	$0.14	$3.35

	As Reported (see Note 1)	Shred-it Impact (see Note 2)	Document Shredding Impact (see Note 4)	As Adjusted	Percent of Revenue
For the twelve months ended May 31, 2014

Revenue	$4,469,565	$—	$275,721	$4,193,844	100.0%
Gross margin	$1,873,654	$—	$123,895	$1,749,759	41.7%
Operating income	$564,194	$—	$(38,526)	$602,720	14.4%
Net income, continuing operations	$374,285	$1,234	$35,279	$337,772	8.1%
Diluted earnings per share, continuing operations	$3.05	$0.01	$0.29	$2.75
Note 1 - The “As Reported” figures for both fiscal 2015 and 2014 reflect the change in classification of the Document Storage and Imaging business to discontinued operations within the Consolidated Condensed Statements of Income.

Note 2 - As a result of the Shred-it Transaction, Cintas no longer includes Document Shredding results in its reported revenue, gross margin and operating income. After April 30, 2014, Cintas recognized its share of the Shred-it partnership income, net of tax, in net income from continuing operations and EPS from continuing operations.

Note 3 - During the fiscal 2015 first quarter, Cintas recognized a gain on the sale of stock in an equity method investment in the net amount of $13.6 million, equal to EPS of $0.11. Also in the 2015 first quarter, Cintas recorded an additional gain related to the Shred-it transaction completed in fiscal 2014 due to receiving certain additional proceeds. The gain resulted in net income of $4.1 million and EPS of $0.04. Finally, in the fourth quarter of fiscal 2015, Cintas recorded a loss related to the Shred-it transaction completed in fiscal 2014 due to the settlement of an outstanding Document Shredding-related legal claim. The expense, net of tax, was $1.0 million or $0.01.

Note 4 - In accordance with GAAP, the fiscal 2014 Document Shredding revenue, gross margin, operating income, net income from continuing operations and EPS from continuing operations results must continue to be included in the reported fiscal 2014 results because of Cintas’ continuing ownership in Shred-it. In addition, fiscal 2014 also included the following related to the Shred-it Transaction: an asset impairment charge of $16.1 million, transaction costs of $28.5 million, and gain on deconsolidation of Document Shredding of $106.4 million.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms & Ancillary Products	Uniform Direct Sales	First Aid, Safety & Fire Protection	Document Management (1)	Corporate (2)	Total
For the three months ended May 31, 2015
Revenue	$873,136	$118,802	$150,645	$—	$—	$1,142,583
Gross margin	$384,331	$35,420	$66,909	$—	$—	$486,660
Selling and administrative expenses	$239,467	$20,653	$48,821	$—	$—	$308,941
Loss on deconsolidation of Shredding business	$—	$—	$—	$—	$(1,667)	$(1,667)
Interest income	$—	$—	$—	$—	$(171)	$(171)
Interest expense	$—	$—	$—	$—	$16,395	$16,395
Income (loss) before income taxes	$144,864	$14,767	$18,088	$—	$(17,891)	$159,828
				.
For the three months ended May 31, 2014
Revenue	$825,046	$118,462	$137,226	$53,681	$—	$1,134,415
Gross margin	$359,548	$35,508	$61,158	$24,632	$—	$480,846
Selling and administrative expenses	$224,334	$20,598	$44,891	$25,789	$—	$315,612
Gain on deconsolidation of Shredding business, net of impairment charges and other Shredding transaction costs	$—	$—	$—	$63,975	$—	$63,975
Interest income	$—	$—	$—	$—	$(33)	$(33)
Interest expense	$—	$—	$—	$—	$16,396	$16,396
Income (loss) before income taxes	$135,214	$14,910	$16,267	$62,818	$(16,363)	$212,846

As of and for the twelve months ended May 31, 2015
Revenue	$3,454,956	$453,653	$568,277	$—	$—	$4,476,886
Gross margin	$1,541,490	$129,446	$250,401	$—	$—	$1,921,337
Selling and administrative expenses	$948,455	$85,317	$191,158	$—	$—	$1,224,930
Gain on deconsolidation of Shredding business	$—	$—	$—	$—	$4,952	$4,952
Gain on sale of stock of an equity method investment	$—	$—	$—	$—	$21,739	$21,739
Interest income	$—	$—	$—	$—	$(339)	$(339)
Interest expense	$—	$—	$—	$—	$65,161	$65,161
Income (loss) before income taxes	$593,035	$44,129	$59,243	$—	$(38,131)	$658,276
Assets	$2,853,740	$122,658	$436,149	$—	$779,913	$4,192,460

As of and for the twelve months ended May 31, 2014
Revenue	$3,223,930	$455,485	$514,429	$275,721	$—	$4,469,565
Gross margin	$1,394,503	$130,018	$225,238	$123,895	$—	$1,873,654
Selling and administrative expenses	$887,444	$83,309	$176,286	$117,797	$—	$1,264,836
Gain on deconsolidation of Shredding business, net of impairment charges and other Shredding transaction costs	$—	$—	$—	$61,817	$—	$61,817
Interest income	$—	$—	$—	$—	$(229)	$(229)
Interest expense	$—	$—	$—	$—	$65,822	$65,822
Income (loss) before income taxes	$507,059	$46,709	$48,952	$67,915	$(65,593)	$605,042
Assets	$2,875,014	$142,033	$422,015	$344,264	$679,126	$4,462,452

(1) As a result of the Shred-it Transaction and the Document Storage and Imaging Transactions, we no longer have a Document Management Services operating segment. For illustrative purposes in this press release, we have shown the results of the document destruction business and the value of our investment in the Shred-it partnership within the Document Management Services segment for the three and twelve month periods ended May 31, 2014. However, this information will be included within the Corporate segment for reporting purposes in the Form 10-K.
(2) Corporate assets as of May 31, 2015 include the investment in the Shred-it partnership. Corporate assets also include the real estate assets of the Document Storage and Imaging business that were not included in the sale transactions. Corporate assets as of May 31, 2014 include the assets of the Document Storage and Imaging business.

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	May 31, 2015	May 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$417,073	$513,288
Marketable securities	16,081	—
Accounts receivable, net	496,130	508,427
Inventories, net	226,211	251,239
Uniforms and other rental items in service	534,005	506,537
Income taxes, current	936	—
Assets held for sale	21,341	—
Prepaid expenses and other current assets	24,030	26,190
Total current assets	1,735,807	1,805,681

Property and equipment, at cost, net	871,421	855,702

Investments	329,692	458,357
Goodwill	1,195,612	1,267,411
Service contracts, net	42,434	55,675
Other assets, net	17,494	19,626
	$4,192,460	$4,462,452

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$109,607	$150,070
Accrued compensation and related liabilities	88,423	85,026
Accrued liabilities	309,935	299,727
Income taxes, current	—	5,960
Deferred tax liability	112,389	88,845
Liabilities held for sale	704	—
Long-term debt due within one year	—	503
Total current liabilities	621,058	630,131

Long-term liabilities:
Long-term debt due after one year	1,300,000	1,300,477
Deferred income taxes	226,938	246,044
Accrued liabilities	112,009	92,942
Total long-term liabilities	1,638,947	1,639,463

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY15: 178,117,334 issued and 111,702,949 outstanding FY14: 176,378,412 issued and 117,037,784 outstanding	329,248	251,753
Paid-in capital	157,183	134,939
Retained earnings	4,227,620	3,998,893
Treasury stock: FY15: 66,414,385 shares FY14: 59,340,628 shares	(2,773,125)	(2,221,155)
Accumulated other comprehensive (loss) income	(8,471)	28,428
Total shareholders’ equity	1,932,455	2,192,858

	$4,192,460	$4,462,452

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2015	May 31, 2014
Cash flows from operating activities:
Net income	$430,618	$374,442

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	140,624	168,220
Amortization of intangible assets	14,458	22,642
Stock-based compensation	47,002	29,875
Gain on sale of Storage business	(38,573)	—
Gain on deconsolidation of Shredding business	(4,952)	(106,441)
Gain on sale of stock of an equity method investment	(21,739)	—
Loss (gain) on investment in Shred-it	8,803	(2,000)
Shredding transaction asset impairment charge	—	16,143
Shredding transaction costs	—	26,057
Deferred income taxes	20,866	47,109
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(1,443)	(56,231)
Inventories, net	23,785	(11,062)
Uniforms and other rental items in service	(31,994)	(11,435)
Prepaid expenses and other current assets	(3,202)	(2,177)
Accounts payable	(33,445)	30,446
Accrued compensation and related liabilities	3,234	10,931
Accrued liabilities and other	33,066	54,237
Income taxes, current	(6,832)	15,213
Net cash provided by operating activities	580,276	605,969

Cash flows from investing activities:
Capital expenditures	(217,720)	(145,580)
Proceeds from redemption of marketable securities	161,938	54,196
Purchase of marketable securities and investments	(195,471)	(63,858)
Proceeds from Storage transaction, net of cash contributed	158,428	—
Proceeds from Shredding transaction, net of cash contributed	3,344	179,359
Proceeds from sale of stock of an equity method investment	29,933	—
Dividends received on equity method investment	5,247	—
Dividends received on Shred-it investment	113,400	—
Acquisitions of businesses, net of cash acquired	(15,495)	(33,441)
Other, net	1,383	(5,219)
Net cash provided by (used in) investing activities	44,987	(14,543)

Cash flows from financing activities:
Repayment of debt	(518)	(8,187)
Proceeds from exercise of stock-based compensation awards	40,230	41,902
Dividends paid	(201,891)	(93,320)
Repurchase of common stock	(551,970)	(370,599)
Other, net	1,589	469
Net cash used in financing activities	(712,560)	(429,735)

Effect of exchange rate changes on cash and cash equivalents	(8,918)	(676)

Net (decrease) increase in cash and cash equivalents	(96,215)	161,015
Cash and cash equivalents at beginning of year	513,288	352,273
Cash and cash equivalents at end of year	$417,073	$513,288